Exhibit 99.1

Prestige Brands Comments on Genomma Lab’s Intention to Nominate Directors

IRVINGTON, N.Y.-- March 15, 2012-- Prestige Brands Holdings, Inc. (NYSE - PBH) today issued the following statement in response to receipt of notice that Genomma Lab Internacional, S.A.B. de C.V. is seeking to nominate five individuals for election to Prestige Brands’ Board of Directors at the Company’s 2012 Annual Meeting of Stockholders, scheduled for June 29, 2012. On February 21, 2012, Genomma Lab made an unsolicited proposal to acquire Prestige Brands for $16.60 per share in cash.

“Genomma’s sole purpose in seeking to propose a slate of nominees is to advance its inadequate and highly conditional proposal and to seek to acquire Prestige Brands at the lowest possible price. Prestige Brands is committed to maximizing stockholder value, and would be open to compelling, fully financed offers that provide certainty of closing. The Prestige Brands Board, comprised of independent, high-quality directors, previously rejected Genomma’s unsolicited highly conditional proposal, and determined that the proposed price is inadequate and the proposal is not in the best interests of the Company and its stockholders.”

The Company will evaluate the notice in accordance with the Company’s bylaws and applicable law, and the Prestige Brands Board will make a recommendation with respect to nominations in due course that is in the best interests of all of the Company’s stockholders.

Sawaya Segalas & Company, Inc., LLC and Morgan Stanley & Co. LLC are financial advisors to the Company and Kirkland & Ellis LLP is legal counsel.

About Prestige Brands Holdings, Inc.

The Company markets and distributes brand name over-the-counter and household cleaning products throughout the U.S., Canada, and certain international markets. Core brands include Chloraseptic® sore throat treatments, Clear Eyes® eye care products, Compound W® wart treatments, The Doctor’s® NightGuard® dental protector, the Little Remedies® and PediaCare® lines of pediatric over-the-counter products, Efferdent® denture care products, Luden’s® throat drops, Dramamine® motion sickness treatment, BC® and Goody’s® analgesics, Gaviscon® antacid and Beano® gas treatment.

Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the federal securities laws.  “Forward-looking statements” generally can be identified by the use of forward-looking terminology such as “assumptions,” “target,” “guidance,” “outlook,” “plans,” “projection,” “may,” “will,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology.  Forward-looking statements in this news release include, without limitation, statements regarding a possible transaction involving the Company.  These statements are based on management’s estimates and assumptions with respect to future events and are believed to be reasonable, although they are inherently uncertain and difficult to predict.  Actual results could differ materially from those expected as a result of a variety of factors.  A discussion of factors that could cause results to vary is included in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”).

Additional Information

This communication does not constitute an offer to buy or a solicitation of an offer to sell any securities. No tender offer for the shares of the Company has commenced at this time. If a tender offer is commenced, the Company will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC within 10 business days from the date of commencement of such tender offer. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY THE COMPANY CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents (when available) and other documents filed with the SEC by the Company through the SEC’s website at www.sec.gov and the Company’s website at www.prestigebrands.com, or by directing a request to Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, Attn: Investor Relations.

The Company intends to file with the SEC and mail to its stockholders a proxy statement in connection with its 2012 Annual Meeting of Stockholders. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY THE COMPANY CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents (when available) and other documents filed with the SEC by the Company through the SEC’s website at www.sec.gov and the Company’s website at www.prestigebrands.com, or by directing a request to Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, Attn: Investor Relations.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with its 2012 Annual Meeting of Stockholders. Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, which was filed with the SEC on May 13, 2011, and its proxy statement for the 2011 Annual Meeting of Stockholders, which was filed with the SEC on June 30, 2011. To the extent holdings of the Company’s securities have changed since the amounts disclosed in the proxy statement for the 2011 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC. Additional information regarding the participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the proxy statement that the Company intends to file with the SEC in connection with its 2012 Annual Meeting of Stockholders. Investors and security holders may obtain free copies of these documents (when available) and other documents filed with the SEC by the Company through the SEC’s website at www.sec.gov and through the Company’s website at www.prestigebrands.com, or by directing a request to Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, Attn: Investor Relations.

Contacts

Investors

Prestige Brands Holdings, Inc.

Dean Siegal

914-524-6819

or

MacKenzie Partners Inc.

Dan Burch or Bob Marese

212-929-5500

Media

Sard Verbinnen & Co

Hugh Burns or Robin Weinberg

212-687-8080

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